SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  JULY 15, 2004

DATE OF EARLIEST EVENT REPORTED:  JUNE 29, 2004

KENILWORTH SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK	0-08962	84-1641415
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NUMBER)

185 WILLIS AVENUE, SUITE #4 MINEOLA, NY		11501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)		(ZIP CODE)

(516) 741-1352
(TELEPHONE REGISTRANT’S NUMBER, INCLUDING AREA CODE)

ITEM 4, Changes in Registrants Certifying Accountant.

The Company restated Financials on FORMS 10-Q/A and 10-K/A for the quarterly periods for fiscal years ended December 31, 2002 and 2003 were filed as unaudited financials.

The Company’s Independent Auditor for fiscal year 2002, a single practitioner, unexpectedly passed away in 2003.  The prior Auditors had discontinued their practice in 2002.

The Accountant’s Report for the past two (2) years contained no adverse disclaimers or qualification except they stated that the financials had been prepared assuming that the Company will continue as a going concern and that future operations are contingent on obtaining funding.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Further, during the Registrant’s two (2) most recent fiscal years and the interim period through the date of his demise there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure.

The Company’s Board of Directors unanimously voted to engage Demetrius & Company, LLC. to conduct an audit for the Company’s financials for fiscal years 2002 and 2003, which audit is now ongoing and is expected to be completed within the next 30 days.  The Company does not expect any material changes from the Financial Statements previously filed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Registrant

/s/ Herbert Lindo
Herbert Lindo, President

Dated: July 15, 2004